                      Exhibit 77(C)
          Morgan Stanley Pacific Growth Fund Inc.

On September 27, 2006, the shareholders of Morgan Stanley
Pacific Growth Fund Inc. (the "Fund") approved the following changes to the Fund's Investment Restrictions:

 1.  The shareholders of the Fund approved the elimination
     of the following investment restrictions:

     a.   The Fund may not pledge its assets or assign or
          otherwise encumber them except to secure permitted
          borrowings. For the purpose of this restriction, collateral arrangements with respect to the writing of options and
          collateral arrangements with respect to initial or variation margin for futures are not deemed to be pledges of assets.
     b.   The Fund may not purchase securities on margin, except
          for short-term loans as are necessary for the clearance of portfolio securities.  The deposit or payment by the Fund of initial or variation margin in connection with futures
          contracts or related options thereon is not considered the purchase of a security on margin.
     c.   The Fund may not purchase oil, gas or other mineral
          leases, rights or royalty contracts or exploration or
          development programs, except that the Fund may invest in the securities of companies which operate, invest in, or sponsor these programs.
     d.   The Fund may not invest for the purpose of exercising
          control or management of any other issuer.
     e.   The Fund may not invest more than 5% of the value of
          its total assets in securities of issuers having a record, together with predecessors, of less than 3 years of
          continuous operation. This restriction shall not apply to
          any obligation issued or guaranteed by the U.S. government, its agencies or instrumentalities.

 2.  The shareholders of the Fund approved the following
     modifications to the fundamental investment restrictions
     listed below.

     a.   The Fund may not invest in a manner inconsistent with
          its classification as a "diversified company" as provided by
          (i) the Investment Company Act, as amended from time to
          time, (ii) the rules and regulations promulgated by the SEC under the Investment Company Act, as amended from time to
          time, or (iii) an exemption or other relief applicable to
          the Fund from the provisions of the Investment Company Act, as amended from time to time.
     b.   The Fund may not borrow money, except the Fund may
          borrow money to the extent permitted by (i) the Investment
          Company Act, as amended from time to time, (ii) the rules
          and regulations promulgated by the SEC under the Investment
          Company Act, as amended from time to time, or (iii) an
          exemption or other relief applicable to the Fund from the
          provisions of the Investment Company Act, as amended from
          time to time.
     c.   The Fund may not make loans of money or property to any
          person, except (a) to the extent that securities or
          interests in which the Fund may invest are considered to be loans, (b) through the loan of portfolio securities, (c) by engaging in repurchase agreements or (d) as may otherwise be permitted by (i) the Investment Company Act, as amended from time to time, (ii) the rules and regulations promulgated by the SEC under the Investment Company Act, as amended from
          time to time, or (iii) an exemption or other relief
          applicable to the Fund from the provision of the Investment
          Company Act, as amended from time to time.
     d.   The Fund may not purchase or sell physical commodities
          unless acquired as a result of ownership or securities or
          other instruments; provided that this restriction shall not prohibit the Fund from purchasing or selling options,
          futures contracts and related options thereon, forward
          contracts, swaps, caps, floors, collars and any other
          financial instruments or from investing in securities or
          other instruments backed by physical commodities or as
          otherwise permitted by (i) the Investment Company Act, as
          amended from time to time, (ii) the rules and regulations
          promulgated by the SEC under the Investment Company Act, as amended from time to time, or (iii) an exemption or other
          relief applicable to the Fund from the provisions of the
          Investment Company Act, as amended from time to time.
     e.   The Fund may not issue senior securities, except the
          Fund may issue senior securities to the extent permitted by
          (i) the Investment Company Act, as amended from time to
          time, (ii) the rules and regulations promulgated by the SEC under the Investment Company Act, as amended from time to
          time, or (iii) an exemption or other relief applicable to
          the Fund from the provisions of the Investment Company Act, as amended from time to time.

  3. The shareholders of the Fund approved the
     reclassification of the following fundamental investment
     restrictions as non-fundamental (as described below):

     a.   The Fund may not make short sales of securities, except
          short sales against the box.
     b.   The Fund may not invest its assets in the securities of
          any investment company except as may be permitted by (i) the
          Investment Company Act, as amended from time to time; (ii)
          the rules and regulations promulgated by the SEC under the
          Investment Company Act, as amended from time to time; or
          (iii) an exemption or other relief applicable to the Fund
          from the provisions of the Investment Company Act, as
          amended from time to time.
     c.   The Fund may not invest more than 15% of its net assets
          or such other amount as may be permitted by SEC guidelines in illiquid securities, including restricted securities.